UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2021

GROVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-40535	83-3378978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1710 Whitney Mesa Drive Henderson, NV 89014

(Address of principal executive offices)

(701) 353-5425

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2021, Grove, Inc. (the “Company” or “us” or “we”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named on Schedule I thereto, relating to the Company’s firm commitment underwritten initial public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 2,200,000 shares of Common Stock to the underwriters at a public offering price of $5.00 per share (the “Offering Price”), and granted the Representative a 45-day over-allotment option to purchase up to 330,000 additional shares of Common Stock, equivalent to 15% of the shares of Common Stock sold in the Offering (the “Option”), pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-255266) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. In exchange for the underwriters’ services, the Company agreed to (i) sell the Common Stock to the underwriters at a purchase price of $4.60 for investors brought through the efforts of the Underwriters and $4.75 per share for investors who have not been brought in by the Underwriters, and (ii) issue the Representative (or its designees) a warrant to purchase shares of Common Stock (the “Representative’s Warrant”) representing 2% of the shares sold in the Offering.

The Offering closed on June 28, 2021, and the Company sold 2,530,000 shares of Common Stock to the underwriters, which includes 330,000 shares sold upon the full exercise of the Option, for total gross proceeds of approximately $12.65 million. After deducting the underwriting commissions, discounts, and offering expenses payable by the Company, the Company received net proceeds of approximately $11.3865 million.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 28, 2021, pursuant to the Underwriting Agreement, the Company issued the Representative’s Warrant to purchase up to an aggregate of 50,600 shares of Common Stock. The Representative’s Warrant may be exercised beginning on December 21, 2021 until June 24, 2026. The initial exercise price of Representative's Warrant is $6.25 per share, which represents 125% of the Offering Price.

The foregoing summary of the Representative’s Warrant is qualified in its entirety by reference to the full text of the form of Representative’s Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Secretary

On June 25, 2021, the Board of Directors of the Company appointed Andrew J. Norstrud as the new Secretary of the Company. Mr. Norstrud also serves as the Chief Financial Officer of the Company.

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Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 23, 2021, the Company issued a press release with respect to the Company’s entering into the Underwriting Agreement, the listing of its Common Stock on The Nasdaq Capital Market and pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

On June 28, 2021, the Company issued a press release with respect to the closing of the Offering. A copy of this press release is filed as Exhibit 99.2 to this Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Warrant, dated June 28, 2021
10.1	Underwriting Agreement, dated as of June 23, 2021, between the Company and certain underwriters set forth in the signature page thereto
99.1	Press Release dated June 23, 2021
99.2	Press Release dated June 28, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE, INC.

Dated: June 28, 2021	By:	/s/ Allan Marshall
	Name:	Allan Marshall
	Title:	Chief Executive Officer

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